NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Fourth Quarter and Full Year 2009 Earnings

HAMILTON, Bermuda – February 10, 2010 -- Everest Re Group, Ltd. (NYSE: RE) reported fourth quarter 2009 net income of $197.2 million, or $3.28 per diluted common share, compared to a net loss of $16.6 million, or $0.27 per common share, for the fourth quarter of 2008. After-tax operating income1, excluding realized capital gains and losses, was $192.0 million, or $3.19 per diluted common share, for the fourth quarter 2009, compared to after-tax operating income1 of $179.5 million, or $2.92 per common share, for the same period last year, a 9% increase in after-tax operating earnings1 per share.

For the year ended December 31, 2009, net income was $807.0 million, or $13.22 per diluted common share, compared to a net loss of $18.8 million or $0.30 per common share, for 2008. After-tax operating income1, excluding realized capital gains and losses and the gain on the first quarter’s debt repurchase, was $763.7 million for the full year 2009, or $12.51 per diluted common share, compared to $562.7 million, or $9.10 per common share, for 2008. This represents an increase of 37% in after-tax operating earnings1 per share, period over period.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We are pleased to have grown premium 12%, achieved a 15% return on equity and increased book value per share by 27% in 2009.  Our performance demonstrates the strength of the Everest franchise.”

Operating highlights for the fourth quarter and full year of 2009 included the following:

•
Gross written premiums were $1.0 billion for the quarter, an increase of 15% compared to the same period in 2008. Worldwide reinsurance premiums increased 16% while insurance premiums were up 10%. This is consistent with the trend seen throughout the year, with international business driving much of this growth.  For the year, gross written premiums totaled $4.1 billion, an increase of 12% compared to last year, but adjusting for the effect of foreign exchange, grew by approximately 14%.

•
The loss and combined ratios were 63.1% and 91.7%, respectively, for the quarter compared to 52.3% and 83.5%, respectively, in the fourth quarter of 2008. Excluding prior year development and catastrophe losses, the current quarter attritional loss ratio was 54.0%, down slightly from the 54.7% reported for last year’s fourth quarter. For the full year, the attritional loss ratio increased to 56.0% from 55.5% in 2008. The combined ratio for the full year 2009 was 89.6% compared to 95.6% for 2008.

•
Net investment income was $146.4 million, up significantly from the fourth quarter of 2008, which had been impacted by large reported losses on limited partnerships. For the fourth quarter of 2009, results for the limited partnerships were positive. Investment income totaled $547.8 million for the full year 2009, a 3% decline compared to 2008 as yields declined, particularly for short-term investments.

•
After-tax net realized capital gains totaled $5.3 million in the fourth quarter of 2009 compared to after-tax net realized capital losses of $196.1 million in the same period last year. The 2008 loss was primarily the result of realized losses from the equity portfolio during the period.

•	Cumulative net after-tax unrealized capital gains declined by $45.8 million during the quarter, driven by an increase in short duration taxable and municipal bond interest rates.
•
Cash flow from operations was $186.1 million in 2009 compared to cash flows of $55.3 million in the same quarter last year. Lower catastrophe loss payments and reduced settlement activity in the quarter for asbestos claims contributed to this favorable variance. For the year, cash flow from operations totaled $784.7 million.

•	After-tax operating income1 return on average adjusted shareholders’ equity2 was 14.0% in 2009 compared to 10.5% in 2008.
•	Shareholders’ equity ended the year at $6.1 billion, up 23% from year-end 2008. Accordingly, book value per share increased 27% to $102.87 of December 31, 2009 from $80.77 at year-end 2008.
•
The Company repurchased 1.2 million of its common shares during the quarter and 2.4 million of its common shares for the year. In 2009, the total cost of the repurchased shares under this program was $190.6 million, representing an average purchase price of $80.65 per share. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 3.5 million shares available.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the fourth quarter results will be held at 1:00 p.m. Eastern Time on February 11, 2010. The call will be available on the internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance.  After-tax operating income consists of net income excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(Dollars in thousands, except per share amounts)	2009		2008		2009		2008
		(unaudited)				(unaudited)

		Per Diluted		Per		Per Diluted		Per
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$197,227	$3.28	$(16,591)	$(0.27)	$806,989	$13.22	$(18,758)	$(0.30)
After-tax net realized capital gains/(losses)	5,272	0.09	(196,084)	(3.19)	(7,594)	(0.12)	(581,490)	(9.40)
After-tax gain on tender of debt	-	-	-	-	50,876	0.83	-	-

After-tax operating income	$191,955	$3.19	$179,493	$2.92	$763,707	$12.51	$562,732	$9.10

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above.  The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2009	2008	2009	2008
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,029,520	$908,374	$3,894,098	$3,694,301
Net investment income	146,443	75,360	547,793	565,887
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	-	(16,535)	(13,210)	(176,470)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income	-	-	-	-
Other net realized capital gains (losses)	8,300	(217,981)	10,898	(519,360)
Total net realized capital gains (losses)	8,300	(234,516)	(2,312)	(695,830)
Realized gain on debt repurchase	-	-	78,271	-
Net derivative gain (loss)	3,674	(34,128)	3,204	(20,900)
Other (expense) income	(6,481)	7,691	(22,476)	(15,879)
Total revenues	1,181,456	722,781	4,498,578	3,527,579

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	650,121	475,212	2,374,058	2,438,972
Commission, brokerage, taxes and fees	243,824	240,789	928,333	930,694
Other underwriting expenses	50,376	42,042	184,785	162,349
Interest, fees and bond issue cost amortization expense	17,447	19,795	72,081	79,171
Total claims and expenses	961,768	777,838	3,559,257	3,611,186

INCOME (LOSS) BEFORE TAXES	219,688	(55,057)	939,321	(83,607)
Income tax expense (benefit)	22,461	(38,466)	132,332	(64,849)

NET INCOME (LOSS)	$197,227	$(16,591)	$806,989	$(18,758)
Other comprehensive (loss) income, net of tax	(60,526)	(33,292)	621,201	(455,006)

COMPREHENSIVE INCOME (LOSS)	$136,701	$(49,883)	$1,428,190	$(473,764)

EARNINGS PER COMMON SHARE:
Basic	$3.29	$(0.27)	$13.26	$(0.30)
Diluted	$3.28	$(0.27)	$13.22	$(0.30)
Dividends declared	$0.48	$0.48	$1.92	$1.92

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars in thousands, except par value per share)	2009	2008
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,005,949	$10,759,612
(amortized cost: 2009, $12,614,742; 2008, $10,932,076)
Fixed maturities - available for sale, at fair value	50,528	43,090
Equity securities - available for sale, at market value (cost: 2009, $13,970; 2008, $14,915)	16,301	16,900
Equity securities - available for sale, at fair value	380,025	119,829
Short-term investments	673,131	1,889,799
Other invested assets (cost: 2009, $546,158; 2008, $687,265)	545,284	679,356
Cash	247,598	205,694
Total investments and cash	14,918,816	13,714,280
Accrued investment income	158,886	149,215
Premiums receivable	978,847	908,110
Reinsurance receivables	636,375	657,169
Funds held by reinsureds	379,864	331,817
Deferred acquisition costs	362,346	354,992
Prepaid reinsurance premiums	108,029	79,379
Deferred tax asset	174,170	442,367
Federal income taxes recoverable	144,903	32,295
Other assets	139,076	176,966
TOTAL ASSETS	$18,001,312	$16,846,590

LIABILITIES:
Reserve for losses and loss adjustment expenses	$8,937,858	$8,840,660
Future policy benefit reserve	64,536	66,172
Unearned premium reserve	1,415,402	1,335,511
Funds held under reinsurance treaties	91,893	83,431
Losses in the course of payment	39,766	45,654
Commission reserves	55,579	52,460
Other net payable to reinsurers	53,014	51,138
8.75% Senior notes due 3/15/2010	199,970	199,821
5.4% Senior notes due 10/15/2014	249,769	249,728
6.6% Long term notes due 5/1/2067	238,348	399,643
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	9,885	11,217
Equity index put option liability	57,349	60,552
Other liabilities	156,324	160,351
Total liabilities	11,899,590	11,886,235

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized; (2009) 65.8 million and
(2008) 65.6 million issued	658	656
Additional paid-in capital	1,845,181	1,824,552
Accumulated other comprehensive income (loss), net of deferred income tax expense
of $101.0 million at 2009 and tax benefit of $16.5 million at 2008	272,038	(291,851)
Treasury shares, at cost; 6.5 million shares (2009) and 4.2 million shares (2008)	(582,926)	(392,329)
Retained earnings	4,566,771	3,819,327
Total shareholders' equity	6,101,722	4,960,355
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,001,312	$16,846,590

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2009	2008	2009	2008
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$197,227	$(16,591)	$806,989	$(18,758)
Adjustments to reconcile net income to net cash provided by operating activities:
(Increase) decrease in premiums receivable	(4,597)	12,924	(52,966)	36,119
(Increase) decrease in funds held by reinsureds, net	(1,944)	6,674	(25,271)	(26,826)
(Increase) decrease in reinsurance receivables	(23,761)	(69,364)	54,674	(82,241)
Decrease (increase) in deferred tax asset	87,082	(79,233)	147,071	(110,848)
Increase (decrease) in reserve for losses and loss adjustment expenses	86,367	(137,282)	(66,177)	220,324
Decrease in future policy benefit reserve	(1,616)	(720)	(1,636)	(12,244)
(Decrease) increase in unearned premiums	(49,141)	(62,277)	64,892	(199,673)
Change in equity adjustments in limited partnerships	(9,389)	95,359	20,575	100,812
Change in other assets and liabilities, net	(108,346)	62,587	(133,165)	28,760
Non-cash compensation expense	3,057	2,794	13,347	16,305
Amortization of bond premium	19,379	5,875	32,172	15,256
Amortization of underwriting discount on senior notes	50	46	192	179
Realized gain on debt repurchase	-	-	(78,271)	-
Net realized capital (gains) losses	(8,300)	234,516	2,312	695,830
Net cash provided by operating activities	186,068	55,308	784,738	662,995

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	278,550	267,651	1,203,548	968,789
Proceeds from fixed maturities matured/called - available for sale, at fair value	9,788	1,900	15,358	1,900
Proceeds from fixed maturities sold - available for sale, at market value	71,652	54,079	311,273	279,526
Proceeds from fixed maturities sold - available for sale, at fair value	2,765	-	14,777	-
Proceeds from equity securities sold - available for sale, at market value	16	-	24,159	-
Proceeds from equity securities sold - available for sale, at fair value	19,948	765,547	43,496	1,439,844
Distributions from other invested assets	132,361	55,083	182,952	121,009
Cost of fixed maturities acquired - available for sale, at market value	(847,208)	(255,995)	(3,051,012)	(2,691,857)
Cost of fixed maturities acquired - available for sale, at fair value	(8,454)	(31,970)	(27,555)	(43,414)
Cost of equity securities acquired - available for sale, at market value	-	(582)	-	(1,038)
Cost of equity securities acquired - available for sale, at fair value	(233,028)	(201,795)	(265,275)	(532,584)
Cost of other invested assets acquired	(25,930)	(22,917)	(62,554)	(247,349)
Net change in short-term securities	666,868	(708,508)	1,228,032	311,322
Net change in unsettled securities transactions	(146,985)	62,390	10,445	3,828
Net cash used in investing activities	(79,657)	(15,117)	(372,356)	(390,024)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	5,782	352	7,284	2,405
Purchase of treasury shares	(100,102)	-	(190,597)	(150,745)
Net cost of debt repurchase	-	-	(83,026)	-
Dividends paid to shareholders	(28,668)	(29,483)	(116,857)	(118,616)
Net cash used in financing activities	(122,988)	(29,131)	(383,196)	(266,956)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(900)	(28,996)	12,718	(50,888)

Net (decrease) increase in cash	(17,477)	(17,936)	41,904	(44,873)
Cash, beginning of period	265,075	223,630	205,694	250,567
Cash, end of period	$247,598	$205,694	$247,598	$205,694

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid	$41,069	$7,669	$111,831	$10,955
Interest paid	$20,136	$25,136	$72,454	$78,140